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                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 2-76697, 33-1805, 33-22289, 33-50248, 33-74488 and
333-62933) and the registration statements on Form S-3 (Files Nos. 2-96502 and 33-14873 Amendment No. 1) of our reports, dated August 7, 1998, accompanying the consolidated financial statements and financial statement schedules of Quixote Corporation and Subsidiaries as of June 30, 1998 and 1997, and for each of the years ended June 30, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K of Quixote Corporation.

/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
September 28, 1998